TRANSLATION                                                        EXHIBIT 10.15
- -----------                                                        -------------

                              CONNECTION AGREEMENT



between

            the Housing Association Hoyerswerda e.G.
            Lieselotte-Herrmann-Str. 92
            7700 Hoyerswerda

            - hereinafter called "Housing Association" -

and

            PKG Kabelbetriebsgesellschaft mbH Hoyerswerda
            Kathe-Niederkirchner-Str. 30
            7700 Hoyerswerda

            - hereinafter called "PKG" -



It is agreed as follows:


                                   Section  1

Subject of the Contract

(1)
PKG takes over the existing major communal installations of the Housing Association and operates and extends these in agreement with the BAPT for the purpose of supplying the housing units in the Housing Association with the customary local television and radio programmes.

The renovation of the installations will always be carried out to the latest technical specifications.


(2)
PKG will make available to the Housing Association an information channel free of charge.

                                   Section  2

Programmes on Offer

The programmes on offer by PKG comprise the relevant customary local television and radio programmes which are being fed into the GGA-installation either terrestrially or via satellite and whose distribution via the GGA-installation is justifiable legally, technically and economically.


                                   Section  3

Obligation in respect of Connection and Supply

(1)
PKG will ensure that the GGA installations for the supply of television and radio programmes are functioning properly and will constantly service the GGA connections it has established either itself or by commissioning a specialised company. Within the scope of these services PKG will remove at its own cost all interferences in the broad band cable network up to the house connection (house connection socket). These services are restricted exclusively to the servicing, maintenance and removal of interferences of the installation which has been erected for the establishment of the GGA connection by PKG or an expert firm commissioned by it. Not included are interferences or damages to lines (cables) from the house socket to the relevant equipment.

(2)
Also excluded from the free servicing are interferences and damages which have been caused by the Housing Association, its tenants (supply participants) or third parties who have been given access to the properties or to the rented flats or who have otherwise gained access. The costs for the removal of such damages and interferences are to be borne by the person responsible.

(3)
PKG undertakes, in so far as economically justifiable, to connect each connectable housing unit within the housing entity concerned to the GGA at the fee agreed between the Housing Association and PKG.


(4)
Neither the Housing Association nor a third party owner bears any liability or responsibility for the condition or the functioning of the existing GA and its peripheral installations. PKG declares that it has examined it as to its technical effectiveness for the purposes of this contract and has found it to be in order.

                                   Section  4

Right of Utilisation

(1)
The Housing Association will grant PKG the sole authorisation to erect and operate at its own cost and risk a broad band cable distribution installation ("BVA") on all the properties owned and utilised by the Housing Association and within all the houses thereon. This authorisation extends to all existing houses at the time of execution of the contract and can unilaterally be amended by the Housing Association (e.g. if actions for recovery of property come into operation, if houses are sold or if utilisation changes). The authorisation extends to all necessary work in respect of erection, maintenance, alteration,
expansion and operation of the installation.   PKG will arrange to have
expertly put right resulting faults or damages to houses as well as any other damages to property without delay. The BVA may be connected to the general electricity network by using amplifiers (for houses in multiple occupation). PKG can transfer its rights and obligations under the authorisation to third parties with the consent of the Housing Association. PKG is the owner and has the exclusive right of utilisation of the installation. This right of utilisation is retained by PKG even after the installation has become an integral part of the property in accordance with Section 94 BGB (German Civil
Code).

(2)
PKG and/or specialised companies commissioned by it are entitled to have access to properties and houses for the purposes of installation as well as the later servicing and maintenance of the GVA but have to give prior notice thereof.
The tenants, the Housing Association as well as any other house owner will be notified by PKG in good time.

(3)
The installation of the coaxial cables to be laid as well as the antenna sockets to be put into the houses will, in principle, be carried out by fixing them onto the plaster or into existing pipe systems. If there are particular requests in respect of the laying of cables, these will be charged for separately to the party in question by the company carrying out the work.

(4)
Authorisation commences upon the signing of the contract and will be granted for its entire duration; see Section 6 (1).

(5)
It is up to PKG to enter into utilisation contracts with the individual tenants or other users in the connected houses or other properties. The Housing Association does not take responsibility for the accomplishment or continuance of such utilisation contracts. However, the Housing Association will not install or tolerate any other receiving installations for radio or television in as far as this can legally be done. It will recommend to the individual tenants/users to enter into utilisation contracts with PKG.

                                   Section  5

Charges

(1)
The Housing Association will collect the charges for PKG from its contractual partners so long as they are tenants of the Housing Association. PKG will include a corresponding regulation in their utilisation contracts. The charges for utilisation will be collected by the Housing Association together with the rent. The Housing Association will forward the amounts received after deduction of a collection fee in accordance with paragraph 3 of the first additional agreement to PKG by the 20th working day of each month. PKG's offer dated 22.10.1991 forms part of the contract.

(2)
The collection of charges will only be carried out in respect of rented accommodation.

(3)
After three reminders to the contractual partner of PKG have remained fruitless, PKG will, upon receiving notice from the Housing Association, cut off the respective connection participant from the supply network.

(5)
PKG has the right to adapt the charges in accordance with an increase in the services it offers. PKG will have to justify the increase vis-a-vis the contractual partner.

The same applies if there is a change in the operating costs of the installation.

The increase in charges is to be authorised by supervisory board of PKG.


                                   Section  6

Duration of the Contract, General Conditions

(1)
The contract comes into force on 1 February 1992 and will be entered into for an indefinite period. It can be terminated at the earliest after a period of 15 years to 31 December with PKG having a unilateral option for a further 5 years. Notice of termination must be given in writing at least 24 months beforehand. Thereafter, the contract can be terminated annually, at the latest on 1 January to 31 December.

(2)
PKG is obliged to carry out the realisation of the broad band cabling in accordance with the time plan enclosed as Attachment 3. Should PKG's timing be in default by more than two months in respect of more than 1000 houses, the Housing Association can terminate this contract with immediate effect in respect of the units not yet been provided with cabling. A particular deadline or reminder will not be necessary.

With regard to houses already provided with cabling at the time of termination, proper notice of termination is possible as at 31.1.2002. In such a case PKG's option right will not be applicable.

(3)
The Housing Association undertakes for the duration of this contract not to enter into a contract with another party for the supply of the same or similar services unless this has been expressly agreed beforehand with PKG. This does not apply to units which have not been provided with cabling by PKG in case of a notice period in accordance with paragraph (2).



(4)
The Housing Association undertakes to notify PKG or the company commissioned by it for dealing with interferences of all interferences and damages to the GGA installation immediately after these have come to light.

(5)
In case of compensation claims by the Housing Association, PKG will be liable for personal injury or damage to property up to an amount of DM 2 million.

Any liability above this amount is excluded.


                                   Section  7

Data Protection Declaration

The connection participant agrees that data relating to the participation relationship will be stored and passed on to third parties who are engaged in the performance of this contract or who offer programmes or carry out services via the cable network.

In this respect PKG guarantees that the regulations of the Federal Data Protection Act will be adhered to.


                                   Section  8

Final Conditions

(1)
Should a condition of this contract be or become invalid, the validity of the other conditions will not be affected. In such circumstances the contract parties undertake to replace the invalid condition by an equivalent condition which they deem to be legally valid both technically and economically.

(2)
Amendments and additions to this contract are to be made in writing.

Hoyerswerda, 5.2.1992



Housing Association                              PKG

1st Additional Agreement to the Connection Participation Contract


between
            the Housing Association Hoyerswerda e.G.
            Lieselotte-Herrmann-Str. 92
            7700 Hoyerswerda

            - hereinafter called "Housing Association" -

and
            PKG Kabelbetriebsgesellschaft mbH Hoyerswerda
            Kathe-Niederkirchner-Str. 30
            7700 Hoyerswerda

            - hereinafter called "PKG" -


It has been agreed as follows:

1. The Housing Association takes over the collection of participation charges in accordance with the contract dated 5 February 1992.

2. This service, i.e. the first collection, will commence in the month following the execution of the contract.

3. PKG will recompense the Housing Association with a monthly payment of DM 0,90 plus value added tax per connected housing unit.

4. The duration of this agreement corresponds to the period which has been defined more precisely under Section 6 of the contract dated 5 February 1992 (Duration of the Contract, General Conditions).

5. PKG agrees in the utilisation contract between PKG and the user that the charges for utilisation are to be transferred to the Housing Association together with the rent. The payment date is the third working day of each month.


Hoyerswerda, 5.2.1992

Housing Association                                 PKG

2nd Additional Agreement to the Connection Participation Contract

between
            the Housing Association Hoyerswerda e.G.
            Lieselotte-Herrmann-Str. 92
            7700 Hoyerswerda

            - hereinafter called "Housing Association" -

and
            PKG Kabelbetriebsgesellschaft mbH Hoyerswerda
            Kathe-Niederkirchner-Str. 30
            7700 Hoyerswerda

            - hereinafter called "PKG" -


It has been agreed as follows:

1. The tender by the Housing Association/Company dated 10.10.1991 and the offer relating thereto by PKG Projektmanagement Kommunikationsnetze GmbH, Hannover dated 22.10.1991 are attached hereto and form part of the contract. Any amendments or additions are to be made in writing.

2. PKG will take over all existing GA and GGA installations of the Housing Association, enlarge the installation by 4 further television programmes, provide each housing unit with an antenna socket and carry out the connections from the houses to a central broad band cable installation via coaxial cables (corresponding to 1 R 8-15 DBPT) by star technology.

      It is a prerequisite for the enlargement that at least 80% of all households in a building section/house decide to take the full programme.

3. Should a change of tenants take place, the Housing Association will, in principle, offer the accommodation with the full programme.

4. The monitoring of the tenants will be carried out by PKG-Vertriebsgesellschaft mbH. The Housing Association will receive by the 15th of each month a list of households for which the charges have changed, in order to be able to carry out the collection by the 3rd of the following month. It is possible for the Housing Association to receive data in the form of diskettes.

5. PKG expressly agrees in the utilisation contract between PKG and the user that the Housing Association will be given the relevant data.


Hoyerswerda, 5.2.1992

Housing Association                               PKG

3rd Additional Agreement to the Connection Participation Contract

between
            the Housing Association Hoyerswerda e.G.
            Lieselotte-Herrmann-Str. 92
            7700 Hoyerswerda

            - hereinafter called "Housing Association" -

and
            PKG Kabelbetriebsgesellschaft mbH Hoyerswerda
            Kathe-Niederkirchner-Str. 30
            7700 Hoyerswerda

            - hereinafter called "PKG" -


It has been agreed as follows:

PKG undertakes to carry out the installation of cabling inside houses in

            1992      of 4.000 housing units
            1993      of 5.000 housing units
            1994      of 4.800 housing units (remaining units)


 Hoyerswerda, 5.2.1992


 Housing Association                                       PKG